Exhibit 5.1

April 18, 2019

Cyclerion Therapeutics, Inc.
301 Binney Street

Cambridge, MA 02142

Re:                             Cyclerion Therapeutics, Inc., Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Cyclerion Therapeutics, Inc., a Massachusetts corporation (the “Company”), in connection with the filing of the Registration Statement on Form S-1 filed on April 18, 2019 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”).  The Registration Statement relates to the proposed offering and sale of up to 11,547,058 shares (the “Shares”) of common stock, no par value per share, of the Company, to be offered and sold by certain selling stockholders named in the Registration Statement (the “Selling Stockholders”).

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Company’s Restated Articles of Organization and Amended and Restated Bylaws and such other documents, records, and instruments as we have deemed necessary or appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile, or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

We have assumed without any independent investigation that the Company has received the consideration called for by the resolutions of the Company’s Board of Directors authorizing the issuance of the Shares.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.

In rendering the opinions expressed herein, we express no opinion other than as to the laws of the Commonwealth of Massachusetts.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and any post-effective amendment to the Registration Statement, and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement.  In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP